Exhibit 16.1

July 18, 2017

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

We have been furnished with a copy of the disclosures in Item 4.01 of Form 8-K for the event that occurred on July 14, 2017, to be filed by our former client, Deep Well Oil & Gas, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

office    801.783.2950

fax        801.783.2960

www.sadlergibb.com | Main: 2455 East Parleys Way Suite 320, Salt Lake City, UT 84109 | Provo: 3507 N University Ave #100, Provo, UT 84604